UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             ----------------

                                 FORM 8-K

                             ----------------

                              CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 4, 2007

                              ---------------

                   PATRIOT TRANSPORTATION HOLDING, INC.
          (Exact name of registrant as specified in its charter)

                              ---------------

      Florida              0-17554            59-2924957
-------------------    ---------------     --------------
(State or other        (Commission File    (I.R.S. Employer
jurisdiction of          Number)           Identification
incorporation)                              Number)

1801 Art Museum Drive
Jacksonville, Florida                          32207
(Address of principal executive offices)    (Zip Code)
                           (904) 396-5733
         (Registrant's telephone number, including area code)

      (Former name or former address, if changed since last report)

                       -------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


 Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)


 Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)


 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                       ---------------------

Item 1.01       Entry into a Material Definitive Agreement.

        Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.02	Disclosure of Results of Operations and Financial
                Condition

	On December 4, 2007, Florida Rock Industries, Inc. (the "Company") issued a press release regarding its results for the fourth quarter of 2007 and for the full 2007 fiscal year. A copy of the press release is furnished as Exhibit 99.1.

	The information in this report (including the exhibit) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election
		of Directors; Appointment of Certain Officers;
		Compensatory Arrangements of Certain Officers.

	Retirement of John E. Anderson as President and Chief Executive
	Officer

        On December 5, 2007, John E. Anderson announced his retirement as the Company's President and Chief Executive Officer effective February 6, 2008. Mr. Anderson has served as the Company's President and Chief Executive Officer since 1989. Mr. Anderson will continue to serve on the Company's Board of Directors.

        Also on December 5, 2007, the board of directors approved certain retirement benefits to Mr. Anderson in recognition of his years of service to the Company. Effective on Mr. Anderson's retirement:

        * The Company will make a lump sum payment to Mr. Anderson equal to his accrued benefit under the Management Security Plan (approximately $1.5 million);

        * The Company will repurchase all of Mr. Anderson's outstanding stock options and restricted stock based on the fair value of the stock on the retirement date (approximately $1.2 million based on the closing price on December 4, 2007);

        * The Company will pay an additional bonus to Mr. Anderson of approximately $2 million. The amount of the bonus will be calculated so that the aggregate after tax value of the benefits to Mr. Anderson, inclusive of the bonus, is $3 million.

The Company expects that the total impact of these payments on the Company's earnings for fiscal 2008 to be approximately $2.3 million before taxes or $1.4 million after taxes.

        Appointment of John D. Baker II as President and Chief
	Executive Officer

        On December 5, 2007, the Company's Board of Directors appointed John D. Baker II to succeed Mr. Anderson as President and Chief
Executive Officer, effective February 6, 2008.   Mr.

Baker, age 59, has served as a director of the Company since 1986.
From February 1996 to November 2007, Mr. Baker served as the President and Chief Executive Officer of Florida Rock Industries, Inc.
("Florida Rock"), a construction materials company and former affiliate of the Company with approximately 2,950 employees and operations throughout the Southeastern and Mid-Atlantic states. Florida Rock merged with Vulcan Materials Company on November 16, 2007. Mr. Baker serves as a director of Vulcan Materials Company and of Wachovia Corporation.

        Edward L. Baker is the brother of Mr. Baker and serves as Chairman of the Company's Board of Directors. Thompson S. Baker II is the nephew of Mr. Baker and serves as a director of the Company.

        The following is a summary of the related-party transactions in which Mr. Baker may be considered to have an indirect material interest under Item 404 of Regulation S-K by virtue of his relationship with Florida Rock. Prior to the merger of Florida Rock and Vulcan Materials Company, Mr. Baker beneficially owned approximately 22% of the outstanding common shares of Florida Rock and served as a director and officer of Florida Rock. As previously disclosed in the Company's filings with the Securities and Exchange Commission, the Company hauls construction aggregates, diesel fuel, cement and other products for Florida Rock, and leases to Florida Rock construction aggregates mining and other properties at rates established by competitive conditions. Florida Rock paid rents, royalties and transportation services to subsidiaries of the Company totaling $8,349,000 in fiscal 2007. In addition, Florida Rock provided certain management and related services, including administrative and property management services, to the Company and its subsidiaries, and charged the Company $191,000 for such services in fiscal 2007.

        On October 4, 2006, a subsidiary of the Company (FRP) entered into a Joint Venture Agreement with Florida Rock which established a real estate joint venture to develop approximately 4,300 acres of land near Brooksville, Florida. Under the terms of the joint venture, FRP contributed its fee interest in approximately 3,443 acres that it leased to Florida Rock under a long-term mining lease, and Florida Rock contributed its leasehold interest in the 3,443 acres, as well as 553 acres that it owns. Florida Rock will continue to mine the property and pay royalties to FRP for as long as mining does not interfere with the development of the property. FRP also reimbursed Florida Rock approximately $3,018,000 for one-half of the acquisition costs of a 288 acre contiguous parcel acquired by Florida Rock from a third party in 2006, which parcel was contributed to the joint venture. The joint venture is jointly controlled by Florida Rock and FRP, and they each have a mandatory obligation to fund additional capital contributions of up to $2 million. Capital contributions of $500,000 each were made in fiscal 2007. Distributions will also be made on a 50-50 basis. In connection with the joint venture, the Company also extended certain lease agreements between FRP and Florida Rock on Florida Rock's corporate headquarters in Jacksonville, Florida, and the Astatula and Marion
Sand mining properties, also in Florida.  The Company and Florida
Rock also agreed that a 2,500 acre tract of the Grandin mining property, in Florida, due to be released will remain subject to the lease and available for future mining.

        Compensation arrangements for Mr. Baker have not been determined and there are no material plans, contracts or arrangements to which Mr. Baker is a party or participant entered into in connection with Mr. Baker's appointment as the Company's President and Chief Executive Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change
                in Fiscal Year

	On December 5, 2007, the Board of Directors of Patriot Transportation Holding, Inc. (the "Company") approved an amendment to
Article VI of the Company's Amended and Restated Bylaws, as amended
(the "Bylaws"), to provide that shares of the Company's capital stock may be either certificated or uncertificated. The amendment was required in order to comply with the requirement that NASDAQ-listed securities be eligible for listing and transfer through the Direct Registration
System ("DRS") by January 1, 2008. DRS is a process that allows companies to issue shares in book-entry form, without the need for physical paper certificates, so that shares can be moved electronically between rokers and transfer agents through a secure, closed end network currently administered by The Depository Trust Company. A copy of the amendment to the Bylaws, which was effective December 5, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This description of the amendment to the Bylaws is qualified in its entirety by reference to Exhibit 99.1 attached hereto.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.    Exhibit
-----------    -------
99.1           Press Release dated December 4, 2007.
3.1            Certificates for Shares and Their Transfer.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

			PATRIOT TRANSPORTATION HOLDING, INC.



							 							By:__________________________________
			Name:	Ray M. Van Landingham
			Title: 	Vice President, Finance and
                                Administration and Chief Financial
                                Officer
			Date:	December 5, 2007

                               Exhibit Index

Exhibit No.     Exhibit
-----------     --------
99.1            Press Release dated December 4, 2007.
3.1             Certificates for Shares and Their Transfer.